athenahealth, Inc. Reports Fourth Quarter and Full Year 2013 Results

Q4 2013 Financial Results

•	48% Revenue Growth Over Fourth Quarter of 2012

•	Non-GAAP Adjusted Operating Income of $34.1 million

•	GAAP Net Income of $13.1 million, or $0.34 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $22.1 million, or $0.57 Per Diluted Share

Full Year 2013 Financial Results

•	41% Revenue Growth Over Full Year 2012

•	Non-GAAP Adjusted Operating Income of $74.0 million

•	GAAP Net Income of $2.6 million, or $0.07 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $44.3 million, or $1.16 Per Diluted Share
WATERTOWN, MA – February 6, 2014 - athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of cloud-based services for electronic health record (EHR), practice management, and care coordination, today announced financial and operational results for the fourth quarter and full year 2013. We will conduct a conference call tomorrow, Friday, February 7, 2014, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

•	Total revenue for the three months ended December 31, 2013, was $171.6 million, compared to $116.3 million in the same period last year, an increase of 48%.

◦
Excluding revenue from Epocrates-branded services of $18.9 million and other revenue consisting of third-party tenant revenue of $3.7 million, core athenahealth revenue was $149.0 million, an increase of 28% over for the three months ended December 31, 2012.

•	Total revenue for full year 2013 was $595.0 million, compared to full year 2012 revenue of $422.3 million, an increase of 41%.

◦
Excluding revenue from Epocrates-branded services of $52.4 million and other revenue consisting of third-party tenant revenue of $9.7 million, core athenahealth revenue was $532.9 million, an increase of 26% over full year 2012.

“2013 was a pivotal year for athenahealth. We made marked progress on the evolution of the caregiver user experience, demonstrated resounding success in the enterprise segment, and have begun to revolutionize client on-boarding and performance management with the launch of our nerve centers,” said Jonathan Bush, athenahealth’s Chairman and Chief Executive Officer. “While information exchange in health care remains mostly an abstract concept, we have made considerable advancements towards our vision of becoming the nation’s health information cloud. Following a vertical learning curve, we are innovating and disrupting the status quo, helping our clients be the best at knowing their patients, knowing their problems and for the first time, turning care coordination from a noun into a verb.”

•	For the three months ended December 31, 2013, Non-GAAP Adjusted Gross Margin was 66.2%, up from 63.4% in the same period last year.

•
For the three months ended December 31, 2013, Non-GAAP Adjusted Operating Income was $34.1 million, or 19.9% of total revenue, compared to Non-GAAP Adjusted Operating Income of $19.7 million, or 16.9% of total revenue, in the same period last year.

◦	Non-GAAP Adjusted Operating Income excludes $0.4 million of integration costs relating to the acquisition of Epocrates which closed on March 12, 2013.

•	For the three months ended December 31, 2013, GAAP Net Income was $13.1 million, or $0.34 per diluted share, compared to $5.9 million, or $0.16 per diluted share, in the same period last year.

•
For the three months ended December 31, 2013, Non-GAAP Adjusted Net Income was $22.1 million, or $0.57 per diluted share, compared to $10.8 million, or $0.29 per diluted share, in the same period last year.

“The athenahealth team delivered another great year. We grew our physician network by 28%, achieved our 30% bookings growth goal for our core business and made significant investments in innovation to stay ahead of the ever-changing health care marketplace,” said Tim Adams, athenahealth’s Chief Financial Officer. “Each day we are expanding our capabilities in the delivery of health care information technology services into our multi-billion dollar market opportunity. We are thrilled with the progress we have made in 2013 and are well-positioned to continue our success in 2014 and over the long-term.”

•	For the year ended December 31, 2013, Non-GAAP Adjusted Gross Margin was 63.0%, up from 62.6% for the year ended December 31, 2012.

•
For the year ended December 31, 2013, Non-GAAP Adjusted Operating Income was $74.0 million, or 12.4% of total revenue, compared to Non-GAAP Adjusted Operating Income of $65.5 million, or 15.5% of total revenue, for the year ended December 31, 2012.

•	For the year ended December 31, 2013, GAAP Net Income was $2.6 million, or $0.07 per diluted share, compared to $18.7 million, or $0.50 per diluted share, for the year ended December 31, 2012.

•
For the year ended December 31, 2013, Non-GAAP Adjusted Net Income was $44.3 million, or $1.16 per diluted share, compared to $37.2 million, or $1.00 per diluted share, for the year ended December 31, 2012.

•
Our full year non-GAAP effective tax rate of 37% was lower than we anticipated primarily due to better than expected research and development tax credits. This lower non-GAAP effective tax rate increased our Non-GAAP Adjusted Net Income per Diluted Share for the year ended December 31, 2013, by approximately $0.08.

•	As of December 31, 2013, we had cash and cash equivalents of $65.0 million and outstanding indebtedness of $223.8 million.
Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at www.athenahealth.com.

Conference Call Information
To participate in athenahealth’s live conference call and webcast, please dial 877-853-5645 (or 408-940-3868 for international calls) using conference code No. 30311330, or visit the Investors section of our web site at www.athenahealth.com. A replay will be available for one week following the conference call at 855-859-2056 (and 404-537-3406 for international calls) using conference code No. 30311330. A webcast replay will also be archived on our website.
About athenahealth
athenahealth is a leading provider of cloud-based services for electronic health record (EHR), practice management, and care coordination. athenahealth’s mission is to be caregivers’ most trusted service, helping them do well doing the right thing. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook; statements regarding the benefits of our service offerings and demands for our service offerings; statements regarding the potential expansion of our network; statements regarding our market opportunity; statements regarding changes in the health care industry, including an increased emphasis on cloud-based services for medical providers, and our positioning in regard to those changes; statements regarding our progress with client on-boarding and performance management; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our fluctuating operating results; our variable sales and implementation cycles, which may result in fluctuations in our quarterly results; risks associated with the acquisition and integration of companies and new technologies to achieve expected synergies, including those related to our ability to successfully integrate the services and offerings of Epocrates and realize the expected benefits; risks associated with our ability to realize the expected benefits from the purchase of the Arsenal on the Charles campus in Watertown, Massachusetts; risks associated with our expectations regarding our ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; and the evolving and complex governmental and regulatory compliance environment in which we and our clients operate. Forward-looking statements may often be identified with words such as “we expect”, “we anticipate”, “upcoming” or similar indications of future expectations. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by us, please see the disclosures contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-1631

athenahealth, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$65,002	$154,988
Short-term investments	—	38,092
Current portion of restricted cash	3,000	1,357
Accounts receivable - net	87,343	61,916
Deferred tax assets	6,118	6,907
Prepaid expenses and other current assets	17,194	10,924
Total current assets	178,657	274,184

Property and equipment - net	213,018	54,035
Capitalized software costs - net	29,987	16,050
Purchased intangible assets - net	168,364	21,561
Goodwill	198,049	48,090
Deferred tax assets	—	11,759
Investments and other assets	8,321	2,773
Total assets	$796,396	$428,452

Liabilities & Stockholders’ Equity
Current liabilities:
Line of credit	$35,000	$—
Current portion of long-term debt	15,000	—
Accounts payable	3,930	1,733
Accrued compensation	44,444	36,393
Accrued expenses	24,297	19,683
Current portion of deferred revenue	27,002	8,209
Current portion of deferred rent	83	799
Total current liabilities	149,756	66,817
Deferred rent, net of current portion	1,478	2,854
Long-term debt, net of current portion	173,750	—
Deferred revenue, net of current portion	53,172	45,515
Long-term deferred tax liability - net	21,421	—
Other long-term liabilities	5,511	1,618
Total liabilities	405,088	116,804

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 38,600 shares issued and 37,322 shares outstanding at December 31, 2013; 37,572 shares issued and 36,294 shares outstanding at December 31, 2012	387	376
Additional paid-in capital	380,967	303,547
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive loss	(446)	(81)
Retained earnings	11,600	9,006
Total stockholders’ equity	391,308	311,648
Total liabilities and stockholders’ equity	$796,396	$428,452

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue:
Business services	$162,529	$112,581	$563,237	$408,496
Implementation and other	9,050	3,723	31,766	13,775
Total revenue	171,579	116,304	595,003	422,271
Expense:
Direct operating	62,852	45,208	238,672	166,886
Selling and marketing	37,947	27,580	149,488	104,300
Research and development	16,322	9,263	57,639	33,792
General and administrative	22,339	14,952	99,776	57,025
Depreciation and amortization	12,864	7,677	43,575	25,641
Total expense	152,324	104,680	589,150	387,644
Operating income	19,255	11,624	5,853	34,627
Other (expense) income:
Interest expense	(1,319)	(143)	(3,905)	(407)
Other income	136	160	283	658
Total other (expense) income	(1,183)	17	(3,622)	251
Income before income tax benefit (provision)	18,072	11,641	2,231	34,878
Income tax benefit (provision)	(4,927)	(5,701)	363	(16,146)
Net income	$13,145	$5,940	$2,594	$18,732
Net income per share – Basic	$0.35	$0.16	$0.07	$0.52
Net income per share – Diluted	$0.34	$0.16	$0.07	$0.50
Weighted average shares used in computing net income per share:
Basic	37,262	36,264	36,856	35,956
Diluted	38,645	37,420	38,257	37,133

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,594	$18,732
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	61,853	29,144
Amortization of premium on investments	84	1,270
Provision for uncollectible accounts	791	153
Excess tax benefit from stock-based awards	(6,910)	(14,179)
Deferred income tax	(7,044)	(890)
Change in fair value of contingent considerations	76	(5,118)
Stock-based compensation expense	42,648	27,236
Other reconciling adjustments	(151)	(178)
Changes in operating assets and liabilities:
Accounts receivable	(4,190)	(12,764)
Prepaid expenses and other current assets	3,283	12,096
Other long-term assets	(66)	111
Accounts payable	(233)	13
Accrued expenses	(21)	3,898
Accrued compensation	5,775	7,959
Deferred revenue	(3,090)	2,969
Deferred rent	(2,091)	(239)
Net cash provided by operating activities	93,308	70,213
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(29,123)	(15,657)
Purchases of property and equipment	(38,260)	(23,904)
Proceeds from sales and disposals of property and equipment	—	172
Proceeds from sales and maturities of investments	56,245	160,340
Purchases of investments	(2,000)	(118,919)
Payments on acquisitions, net of cash acquired	(410,161)	(5,798)
Change in restricted cash	(1,643)	3,650
Net cash used in investing activities	(424,942)	(116)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	31,133	18,699
Taxes paid related to net share settlement of restricted stock awards	(12,075)	(4,248)
Excess tax benefit from stock-based awards	6,910	14,179
Proceeds from long-term debt	200,000	—
Proceeds from line of credit	155,000	—
Payments on line of credit	(120,000)	—
Payments on long-term debt and capital lease obligations	(11,250)	—
Net settlement of acquired company’s board of directors equity shares	(5,806)	—
Debt issuance costs	(1,699)	—
Payment of contingent consideration accrued at acquisition date	(525)	(1,550)
Net cash provided by financing activities	241,688	27,080
Effects of exchange rate changes on cash and cash equivalents	(40)	30
Net (decrease) increase in cash and cash equivalents	(89,986)	97,207
Cash and cash equivalents at beginning of period	154,988	57,781
Cash and cash equivalents at end of period	$65,002	$154,988

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation impacting the Consolidated Statements of Income for the three and twelve months ended December 31, 2013, and 2012:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Stock-based compensation charged to Consolidated Statements of Income:
Direct operating	$2,160	$1,547	$7,778	$5,619
Selling and marketing	2,848	2,312	12,057	7,717
Research and development	991	306	4,238	3,213
General and administrative	2,925	2,553	18,575	10,687
Total stock-based compensation expense	8,924	6,718	42,648	27,236
Amortization of capitalized stock-based compensation related to software development (1)	347	257	1,027	257
Total	$9,271	$6,975	$43,675	$27,493

(1)
In addition, for the three and twelve months ended December 31, 2013, $0.5 million and $2.2 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs in the Consolidated Balance Sheet for which $0.3 million and $1.0 million, respectively, of amortization was included in the line item Depreciation and Amortization Expense in the Consolidated Statements of Income. The amount of stock-based compensation related to capitalized software development costs in prior periods was not significant.

athenahealth, Inc.
CASH, CASH EQUIVALENTS, AND AVAILABLE-FOR-SALE INVESTMENTS
(Unaudited, in thousands)

Set forth below is a breakout of total cash, cash equivalents, and available-for-sale investments as of December 31, 2013, and December 31, 2012:

	December 31, 2013	December 31, 2012

Cash, cash equivalents	$65,002	$154,988
Short-term investments	—	38,092
Total	$65,002	$193,080

athenahealth, Inc.
REVENUE AND NON-GAAP ADJUSTED OPERATING INCOME BY BUSINESS
(Unaudited, in thousands)

Set forth below is a breakout of revenue and “Non-GAAP Adjusted Operating Income” by business for the three and twelve months ended December 31, 2013, and 2012:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue:
Business services:
athenahealth	$143,624	$112,581	$510,857	$408,496
Epocrates	18,905	—	52,380	—
Implementation and other:
athenahealth	5,406	3,723	22,029	13,775
Other	3,644	—	9,737	—
Total revenue	$171,579	$116,304	$595,003	$422,271

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
Non-GAAP Adjusted Operating Income:
athenahealth	$29,636	$19,699	$69,441	$65,479
Epocrates	2,773	—	82	—
Other	1,710	—	4,439	—
Total Non-GAAP Adjusted Operating Income	34,119	19,699	73,962	65,479
Stock-based compensation expense	8,924	6,718	42,648	27,236
Integration and transaction costs	397	—	9,024	—
Amortization of capitalized stock-based compensation related to software development	347	257	1,027	257
Gain on early termination of lease	—	—	(2,468)	—
Amortization of purchased intangible assets	5,196	1,100	17,878	3,359
Total operating income	19,255	11,624	5,853	34,627
Other (expense) income	(1,183)	17	(3,622)	251
Income before income tax (provision) benefit	18,072	11,641	2,231	34,878
Income tax (provision) benefit	(4,927)	(5,701)	363	(16,146)
Net income	$13,145	$5,940	$2,594	$18,732

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Total revenue	$171,579	$116,304	$595,003	$422,271
Direct operating expense	62,852	45,208	238,672	166,886

Total revenue less direct operating expense	108,727	71,096	356,331	255,385
Add: Stock-based compensation allocated to direct operating expense	2,160	1,547	7,778	5,619
Add: Amortization of purchased intangible assets allocated to direct operating expense	2,777	1,100	10,617	3,359

Non-GAAP Adjusted Gross Profit	$113,664	$73,743	$374,726	$264,363

Non-GAAP Adjusted Gross Margin	66.2%	63.4%	63.0%	62.6%

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of our “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Total Revenue	$171,579	$116,304	$595,003	$422,271

GAAP net income	13,145	5,940	2,594	18,732
Add: Provision for (benefit) from income taxes	4,927	5,701	(363)	16,146
Add: Total other expense (income)	1,183	(17)	3,622	(251)
Add: Stock-based compensation expense	8,924	6,718	42,648	27,236
Add: Depreciation and amortization	12,864	7,677	43,575	25,641
Add: Amortization of purchased intangible assets	5,196	1,100	17,878	3,359
Add: Integration and transaction costs	397	—	6,865	—
Add: Non-tax deductible transaction costs	—	—	2,159	—
Less: Gain on early termination of lease	—	—	(2,468)	—

Non-GAAP Adjusted EBITDA	$46,636	$27,119	$116,510	$90,863

Non-GAAP Adjusted EBITDA Margin	27.2%	23.3%	19.6%	21.5%
Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Total revenue	$171,579	$116,304	$595,003	$422,271

GAAP net income	13,145	5,940	2,594	18,732
Add: Provision for (benefit) from income taxes	4,927	5,701	(363)	16,146
Add: Total other expense (income)	1,183	(17)	3,622	(251)
Add: Stock-based compensation expense	8,924	6,718	42,648	27,236
Add: Amortization of capitalized stock-based compensation related to software development	347	257	1,027	257
Add: Amortization of purchased intangible assets	5,196	1,100	17,878	3,359
Add: Integration and transaction costs	397	—	6,865	—
Add: Non-tax deductible transaction costs	—	—	2,159	—
Less: Gain on early termination of lease	—	—	(2,468)	—

Non-GAAP Adjusted Operating Income	$34,119	$19,699	$73,962	$65,479

Non-GAAP Adjusted Operating Income Margin	19.9%	16.9%	12.4%	15.5%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

GAAP net income	$13,145	$5,940	$2,594	$18,732
Add: Stock-based compensation expense	8,924	6,718	42,648	27,236
Add: Amortization of capitalized stock-based compensation related to software development	347	257	1,027	257
Add: Amortization of purchased intangible assets	5,196	1,100	17,878	3,359
Add: Integration and transaction costs	397	—	6,865	—
Less: Gain on early termination of lease	—	—	(2,468)	—

Sub-total of tax deductible items	14,864	8,075	65,950	30,852

Less: Tax impact of tax deductible items (1)	(5,946)	(3,230)	(26,380)	(12,341)
Add: Non-tax deductible transaction costs	—	—	2,159	—

Non-GAAP Adjusted Net Income	$22,063	$10,785	$44,323	$37,243

Weighted average shares - diluted	38,645	37,420	38,257	37,133

Non-GAAP Adjusted Net Income per Diluted Share	$0.57	$0.29	$1.16	$1.00

(1)	Tax impact calculated using a statutory tax rate of 40%.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

GAAP net income per share - diluted	$0.34	$0.16	$0.07	$0.50
Add: Stock-based compensation expense	0.23	0.18	1.11	0.73
Add: Amortization of capitalized stock-based compensation related to software development	0.01	0.01	0.03	0.01
Add: Amortization of purchased intangible assets	0.13	0.03	0.47	0.09
Add: Integration and transaction costs	0.01	—	0.18	—
Less: Gain on early termination of lease	—	—	(0.06)	—

Sub-total of tax deductible items	0.38	0.22	1.72	0.83

Less: Tax impact of tax deductible items (1)	(0.15)	(0.09)	(0.69)	(0.33)
Add: Non-tax deductible transaction costs	—	—	0.06	—

Non-GAAP Adjusted Net Income per Diluted Share	$0.57	$0.29	$1.16	$1.00

Weighted average shares - diluted	38,645	37,420	38,257	37,133

(1)	Tax impact calculated using a statutory tax rate of 40%.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangible assets allocated to direct operating expense, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for (benefit) from income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for (benefit) from income taxes, total other (income) expense, stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, transaction costs, gain on early termination of lease and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

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Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

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Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration costs — integration costs are the severance and retention bonuses for certain employees relating to the Epocrates acquisition. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charge is incurred.

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Transaction costs — transaction costs are non-recurring costs related to specific transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Gain on early termination of lease — gain on early termination of lease is a non-recurring gain related to the early termination of the Arsenal on the Charles lease. Accordingly, management believes that this gain does not have a direct correlation to future business operations, and therefore, this gain is not considered by management in making operating decisions. Management does not believe such gain accurately reflects the performance of our ongoing operations for the period in which such gain is recorded.